                                              OPPENHEIMER INTERNATIONAL BOND FUND
                                                         (the "Trust")

                                                            BY-LAWS
                                       (as amended through October 24, 2000)

                                                           ARTICLE I

                                                         SHAREHOLDERS

         Section 1.  Place of  Meeting.  All  meetings  of the  Shareholders  (which  terms as used  herein  shall,
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together with all other terms defined in the  Declaration of Trust,  have the same meaning as in the Declaration of
Trust)  shall be held at the  principal  office  of the  Trust or at such  other  place as may from time to time be designated by the Board of Trustees and stated in the notice of meeting.

         Section  2.  Shareholder  Meetings.  Meetings  of the  Shareholders  for any  purpose or  purposes  may be
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called by the  Chairman of the Board of  Trustees,  if any,  or by the  President  or by the Board of Trustees  and
shall be called by the Secretary  upon receipt of the request in writing  signed by  Shareholders  holding not less than one third of the entire number of Shares  issued and  outstanding  and entitled to vote thereat.  Such request shall state the purpose or purposes of the proposed  meeting.  In addition,  meetings of the Shareholders  shall be called by the Board of Trustees upon receipt of the request in writing  signed by  Shareholders  that hold not less than ten percent of the entire number of Shares issued and outstanding  and entitled to vote thereat,  stating that the purpose of the proposed meeting is the removal of a Trustee.

         Section  3.  Notice  of  Meetings  of  Shareholders.  Written  or  printed  notice  of  every  meeting  of
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Shareholders,  stating  the time  and  place  thereof  (and the  general  nature  of the  business  proposed  to be transacted at any special or extraordinary  meeting),  shall be given to each Shareholder  entitled to vote at such meeting by leaving the same with each Shareholder at the  Shareholder's  residence or usual place of business or by mailing  it,  postage  prepaid  and  addressed  to the  Shareholder's  address as it appears  upon the books of the
Trust. In lieu thereof,  such notice also may be delivered by such other means,  for example  electronic  delivery, to the extent consistent with applicable laws.

         No notice of the time,  place or purpose of any meeting of  Shareholders  need be given to any Shareholder who  attends in person or by proxy or to any  Shareholder  who, in writing  executed  and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

         Section 4. Record Dates.  The Board of Trustees may fix, in advance,  a record date for the  determination
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of  Shareholders  entitled to notice of and to vote at any meeting of  Shareholders  and  Shareholders  entitled to receive any  dividend  payment or  allotment  of rights,  as the case may be. Only  Shareholders  of record on such date shall be entitled to notice of and to vote at such  meeting or to receive  such  dividends  or rights,  as the case may be.

         Section 5. Access to  Shareholder  List.  The Board of Trustees  shall make  available a list of the names
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and  addresses of all  shareholders  as recorded on the books of the Trust,  upon receipt of the request in writing signed by not less than ten  Shareholders  (who have been such for at least 6 months)  holding  Shares of the Trust valued at $25,000 or more at current  offering  price (as  defined in the Trust's  Prospectus)  or holding not less than one percent in amount of the entire  number of shares of the Trust issued and  outstanding;  such request must state that such Shareholders wish to communicate with other  Shareholders with a view to obtaining  signatures to a request  for a meeting to remove one or more  trustees  pursuant to Section 2 of Article I and Section 2 of Article
II of these  By-Laws and be  accompanied  by a form of  communication  to the  Shareholders.  The Board of Trustees may, in its  discretion,  satisfy its  obligation  under this Section 5 by either,  as required by Section 16(c) of the Investment  Company Act, making  available the Shareholder List to such  Shareholders at the principal  offices of the Trust,  or at the offices of the Trust's  transfer  agent,  during regular  business  hours, or by mailing a copy  of  such  Shareholders'  proposed  communication  and  form  of  request,  at  their  expense,  to all  other
Shareholders.  Notwithstanding  the  foregoing,  the Board of  Trustees  may also take such other  action as may be permitted under Section 16(c) of the Investment Company Act.

         Section  6.  Quorum,  Adjournment  of  Meetings.  The  presence  in person or by proxy of the  holders  of
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record of more than  one-third  of the  Shares,  or of the shares of any Series or Class,  of the Trust  issued and outstanding  and  entitled  to vote  thereat,  shall  constitute  a quorum,  respectively,  at all  meetings of the
Shareholders;  provided,  however,  that if any action to be taken by the Shareholders or by a Series or Class at a meeting  requires  an  affirmative  vote of a  majority,  or more than a majority,  of the shares  outstanding  and entitled  to vote,  then in such event the  presence  in person or by proxy of the  holders  of a  majority  of the shares  outstanding  and  entitled  to vote at such a meeting  shall  constitute  a quorum for all  purposes.  At a meeting at which a quorum is  present,  a vote of a majority of the quorum  shall be  sufficient  to  transact  all business at the  meeting.  If at any meeting of the  Shareholders  there shall be less than a quorum  present,  the
Shareholders or Trustees  present at such meeting may,  without further notice,  adjourn the same from time to time until a quorum shall  attend,  but no business  shall be transacted at any such  adjourned  meeting  except such as might have been lawfully transacted had the meeting not been adjourned.

         If a quorum is present but  sufficient  votes in favor of one or more  proposals  have not been  received, any of the persons named as proxies or  attorneys-in-fact  may propose and approve one or more  adjournments of the meeting to permit  further  solicitation  of proxies  with  respect to any  proposal.  All such  adjournments  will require  the  affirmative  vote of a  majority  of the shares  present in person or by proxy at the  session of the meeting to be adjourned. Prior to any such adjournment, any lawful business may be transacted.

         Section 7. Voting and Inspectors.  At all meetings of  Shareholders,  each  Shareholder  shall be entitled
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to one vote on each matter  submitted to a vote of the  Shareholders of the affected Series or Class for each Share standing  in his name on the  books of the  Trust  on the date  fixed  for  determination  of  Shareholders  of the affected  Series or Class  entitled  to vote at such  meeting  (except,  if the  Board so  determines,  for  Shares redeemed  prior to the  meeting),  and each such  Series  shall  vote as an  individual  class  ("Individual  Class
Voting");  a Series or Class shall be deemed to be  affected  when a vote of the holders of that Series or Class on a matter is required by the Investment Company Act of 1940; provided,  however,  that as to any matter with respect to which a vote of  Shareholders  is required by the  Investment  Company Act of 1940 or by any applicable law that must be complied with,  such  requirements  as to a vote by  Shareholders  shall apply in lieu of Individual  Class
Voting as  described  above.  Any  fractional  Share shall carry  proportionately  all the rights of a whole Share, including  the  right  to vote  and the  right  to  receive  dividends.  At all  meetings  of  shareholders,  every shareholder  of record  entitled to vote at such meeting shall be entitled to vote at such meeting either in person or by proxy.  Proxies may be given by or on behalf of a Shareholder  in writing or by electronic  means,  including by telephone, facsimile or electronic mail.

         All  elections  of  Trustees  shall be had by a  plurality  of the votes cast and all  questions  shall be decided by a majority of the votes cast, in each case at a duly constituted  meeting,  except as otherwise provided in the Declaration of Trust or in these By-Laws or by specific  statutory  provision  superseding the  restrictions and limitations contained in the Declaration of Trust or in these By-Laws.

         At any election of Trustees,  the Board of Trustees prior thereto may, or, if they have not so acted,  the
Chairman of the meeting  may,  and upon the request of the holders of ten percent  (10%) of the Shares  entitled to vote at such election  shall,  appoint two inspectors of election who shall first  subscribe an oath or affirmation to execute  faithfully  the duties of inspectors at such  election  with strict  impartiality  and according to the best of their  ability,  and shall  after the  election  make a  certificate  of the result of the vote  taken.  No candidate for the office of Trustee shall be appointed such Inspector.

         The Chairman of the meeting may cause a vote by ballot to be taken upon any  election or matter,  and such vote shall be taken upon the  request of the holders of ten  percent  (10%) of the Shares  entitled to vote on such election or matter.

         Section 8. Conduct of  Shareholders'  Meetings.  The meetings of the  Shareholders  shall be presided over
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by the Chairman of the Board of Trustees,  if any, or if he shall not be present, by the President,  or if he shall not be present,  by a  Vice-President,  or if none of the Chairman of the Board of Trustees,  the  President or any
Vice-President  is present,  by a chairman to be elected at the meeting.  The  Secretary of the Trust,  if present, shall act as  Secretary of such  meetings,  or if he is not present,  an  Assistant  Secretary  shall so act, or if neither the Secretary nor an Assistant Secretary is present, than the meeting shall elect its secretary.

         Section 9.  Concerning  Validity  of Proxies,  Ballots,  Etc. At every  meeting of the  Shareholders,  all
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proxies  shall be received and taken in charge of and all ballots  shall be received and canvassed by the secretary of the meeting,  who shall decide all questions  touching the qualification of voters, the validity of the proxies, and the  acceptance or rejection of votes,  unless  inspectors of election shall have been appointed as provided in
Section 7, in which event such inspectors of election shall decide all such questions.

                                                          ARTICLE II

                                                       BOARD OF TRUSTEES

         Section 1. Number and Tenure of Office.  The  business  and affairs of the Trust  shall be  conducted  and
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managed by a Board of Trustees  consisting  of the number of initial  Trustees,  which  number may be  increased or decreased as provided in Section 2 of this  Article.  Each Trustee  shall,  except as  otherwise  provided  herein, hold office until the next meeting of  Shareholders  of the Trust  following his election called for the purpose of electing Trustees or until his successor is duly elected and qualifies.  Trustees need not be Shareholders.

         Section 2.  Increase or Decrease in Number of Trustees;  Removal.  The Board of  Trustees,  by the vote of
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a majority of the entire  Board,  may increase the number of Trustees to a number not  exceeding  fifteen,  and may elect  Trustees  to fill the  vacancies  created  by any such  increase  in the number of  Trustees  until the next meeting called for the purpose of electing  Trustees or until their  successors  are duly elected and qualify;  the
Board of Trustees,  by the vote of a majority of the entire  Board,  may  likewise  decrease the number of Trustees to a number  not less  than  three  but the  tenure of office  of any  Trustee  shall not be  affected  by any such decrease.  Vacancies  occurring  other than by reason of any such increase  shall be filled by a vote of a majority of the entire  Board then  sitting.  In the event that after the proxy  material  has been printed for a meeting of
Shareholders  at which Trustees are to be elected and any one or more nominees named in such proxy material  should die, become  incapacitated or fail to stand for election,  the authorized number of Trustees shall be automatically reduced  by the  number of such  nominees,  unless  the Board of  Trustees  prior to the  meeting  shall  otherwise determine.

         A Trustee at any time may be  removed  either  with or without  cause by  resolution  duly  adopted by the affirmative  votes of the holders of not less than  two-thirds of the outstanding  Shares of the Trust,  present in person or by proxy at any  meeting  of  Shareholders  at which  such vote may be taken,  provided  that a quorum is present.  Any Trustee at any time may be removed for cause by  resolution  duly adopted at any meeting of the Board of Trustees  provided  that notice  thereof is contained in the notice of such meeting and that such  resolution is adopted by the vote of at least two thirds of the Trustees  whose  removal is not  proposed.  As used herein,  "for cause"  shall mean any cause  which  under  Massachusetts  law would  permit the removal of a Trustee of a business trust.

         Section 3. Place of Meeting.  The Trustees may hold their  meetings,  have one or more  offices,  and keep
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the books of the Trust outside  Massachusetts,  at any office or offices of the Trust or at any other place as they may from  time to time by  resolution  determine,  or,  in the case of  meetings,  as they may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

         Section 4.  Regular  Meetings.  Regular  meetings of the Board of Trustees  shall be held at such time and
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on such notice, if any, as the Trustees may from time to time determine.

         Section 5.  Special  Meetings.  Special  meetings of the Board of  Trustees  may be held from time to time
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upon call of the  Chairman of the Board of  Trustees,  if any, the  President  or two or more of the  Trustees,  by oral,  telegraphic  or written notice duly served on or sent or mailed to each Trustee not less than one day before such  meeting.  No notice  need be given to any  Trustee  who  attends in person or to any  Trustee  who in writing executed  and filed with the  records of the  meeting  either  before or after the  holding  thereof,  waives  such notice.  Such notice or waiver of notice need not state the purpose or purposes of such meeting.

         Section  6.  Quorum.  A  majority  of the  Trustees  then in  office  shall  constitute  a quorum  for the
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transaction  of business,  provided that a quorum shall in no case be less than two Trustees.  If at any meeting of the Board there shall be less than a quorum present (in person or by open telephone  line, to the extent  permitted by the Investment  Company Act of 1940 (the "1940 Act")),  a majority of those present may adjourn the meeting from time to time until a quorum  shall have been  obtained.  The act of the  majority  of the  Trustees  present at any meeting  at  which  there is a  quorum  shall be the act of the  Board,  except  as may be  otherwise  specifically provided by statute, by the Declaration of Trust or by these By-Laws.

         If a quorum is present but  sufficient  votes in favor of one or more  proposals  have not been  received, any of the persons named as proxies or  attorneys-in-fact  may propose and approve one or more  adjournments of the meeting to permit  further  solicitation  of proxies  with  respect to any  proposal.  All such  adjournments  will require  the  affirmative  vote of a  majority  of the shares  present in person or by proxy at the  session of the meeting to be adjourned. Prior to any such adjournment, any lawful business may be transacted.

         Section 7.  Executive  Committee.  The Board of  Trustees  may, by the  affirmative  vote of a majority of
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the entire  Board,  elect from the Trustees an Executive  Committee to consist of such number of Trustees  (but not less than two) as the Board may from time to time determine.  The Board of Trustees by such  affirmative vote shall have  power at any time to change  the  members  of such  Committee  and may fill  vacancies  in the  Committee  by election from the Trustees.  When the Board of Trustees is not in session,  the Executive  Committee shall have and may  exercise  any or all of the powers of the Board of Trustees in the  management  of the business and affairs of the Trust  (including  the power to  authorize  the seal of the Trust to be affixed to all papers which may require
it) except as provided by law and except the power to increase or decrease the size of, or fill  vacancies  on, the
Board.  The  Executive  Committee may fix its own rules of  procedure,  and may meet,  when and as provided by such rules or by  resolution of the Board of Trustees,  but in every case the presence of a majority  shall be necessary to constitute a quorum.  In the absence of any member of the Executive  Committee,  the members  thereof present at any  meeting,  whether or not they  constitute a quorum may appoint a member of the Board of Trustees to act in the place of such absent member.

         Section 8. Other  Committees.  The Board of Trustees,  by the affirmative vote of a majority of the entire
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Board,  may appoint other  committees  which shall in each case consist of such number of members of the Board (not less than  two) and  shall  have and may  exercise  such  powers  as the  Board  may  determine  in the  resolution appointing  them. A majority of all members of any such  committee may  determine its action,  and fix the time and place of its meetings,  unless the Board of Trustees  shall  otherwise  provide.  The Board of Trustees  shall have power at any time to change the members and powers of any such committee,  to fill vacancies,  and to discharge any such committee.

         Section 9.  Informal  Action by and Telephone  Meetings of Trustees and  Committees.  Any action  required
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or permitted to be taken at any meeting of the Board of Trustees or any  committee  thereof may be taken  without a meeting,  if a written consent to such action is signed by all members of the Board,  or of such committee,  as the case may be.  Trustees or members of a committee  of the Board of Trustees  may  participate  in a meeting by means of a conference  telephone or similar  communications  equipment;  such  participation  shall,  except as otherwise required by the 1940 Act, have the same effect as presence in person.

         Section 10.  Compensation  of Trustees  and  Committee  Members.  Trustees  and members of the  Committees
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appointed  by the Board shall be entitled to receive  such  compensation  from the Trust for their  services as may from time to time be voted by the Board of Trustees.

         Section 11.  Dividends.  Dividends  or  distributions  payable on the Shares of any Series or Class of the
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Trust may, but need not be, declared by specific  resolution of the Board as to each dividend or  distribution;  in lieu of such  specific  resolutions,  the Board may, by general  resolution,  determine  the method of  computation thereof,  the method of  determining  the  Shareholders  of the Series or Class to which they are  payable  and the methods of determining whether and to which Shareholders they are to be paid in cash or in additional Shares.

         Section 12.  Indemnification.  Before an indemnitee  shall be indemnified  by the Trust,  there shall be a
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reasonable  determination  upon review of the facts that the person to be  indemnified  was not liable by reason of disabling  conduct as defined in the  Declaration  of Trust.  Such  determination  may be made  either by vote of a majority of a quorum of the Board who are neither  "interested  persons" of the Trust or the investment adviser nor parties to the  proceeding or by  independent  legal counsel.  The Trust may advance  attorneys'  fees and expenses incurred in a covered  proceeding to the indemnitee if the indemnitee  undertakes to repay the advance unless it is determined  that he is  entitled  to  indemnification  under the  Declaration  of  Trust.  Also at least one of the following  conditions  must be satisfied:  (1) the indemnitee  provides  security for his  undertaking,  or (2) the
Trust is insured  against  losses  arising by reason of lawful  advances,  or (3) a majority  of the  disinterested nonparty  Trustees or independent  legal counsel in a written opinion shall determine,  based upon review of all of the  facts,  that  there  is  reason  to  believe  that  the  indemnitee  will  ultimately  be  found  entitled  to indemnification.

                                                          ARTICLE III

                                                           OFFICERS

         Section 1.  Executive  Officers.  The  executive  officers  of the Trust  shall  include a Chairman of the
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Board of Trustees,  a President,  one or more  Vice-Presidents (the number thereof to be determined by the Board of
Trustees),  a Secretary and a Treasurer.  The Chairman of the Board and the President  shall be selected from among the  Trustees.  The  Board  of  Trustees  may  also in its  discretion  appoint  Assistant  Secretaries,  Assistant
Treasurers,  and other  officers,  agents and  employees,  who shall have  authority and perform such duties as the
Board or the  Executive  Committee  may  determine.  The Board of Trustees may fill any vacancy  which may occur in any office.  Any two offices,  except those of Chairman of the Board and  Secretary,  and President and  Secretary,
may be held by the same person,  but no officer shall  execute,  acknowledge  or verify any instrument in more than one capacity,  if such  instrument is required by law or these By-Laws to be executed,  acknowledged or verified by two or more officers.

         Section  2.  Term of  Office.  The  term of  office  of all  officers  shall  be  until  their  respective
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successors  are chosen and  qualify;  however,  any officer may be removed  from office at any time with or without cause by the vote of a majority of the entire Board of Trustees.

         Section 3. Powers and  Duties.  The  officers of the Trust shall have such powers and duties as  generally
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pertain to their  respective  offices,  as well as such powers and duties as may from time to time be  conferred by the  Board of  Trustees  or the  Executive  Committee.  Unless  otherwise  ordered  by the Board of  Trustees,  the
Chairman of the Board shall be the Chief Executive Officer.

                                                          ARTICLE IV

                                                            SHARES

         Section 1. Share  Certificates.  The Board of  Trustees  has  discretion  to  determine  from time to time
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whether (i) all of the Shares of the Trust or any Series or Class  shall be issued  without  certificates,  or (ii)
if certificates  are to be issued for any Shares,  the extent and conditions for such issuance,  and the form(s) of such certificates.

         Section 2.  Transfer of Shares.  Shares of any Series or Class shall be  transferable  on the books of the
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Trust by the holder thereof in person or by his duly authorized  attorney or legal  representative,  upon surrender and cancellation of certificates,  if any, for the same number of Shares of that Series or Class,  duly endorsed or accompanied  by proper  instruments  of  assignment  and  transfer,  with  such  proof of the  authenticity  of the signature  as the  Trust  or  its  agent  may  reasonably  require;  in the  case  of  shares  not  represented  by certificates, the same or similar requirements may be imposed by the Board of Trustees.

         Section  3.  Share  Ledgers.  The share  ledgers  of the  Trust,  containing  the name and  address of the
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Shareholders  of each Series or Class of the Trust and the number of shares of that  Series or Class,  held by them respectively,  shall be kept at the principal  offices of the Trust or, if the Trust employs a transfer  agent,  at the offices of the transfer agent of the Trust.

         Section 4. Lost,  Stolen or Destroyed  Certificates.  The Board of Trustees may determine  the  conditions
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upon which a new  certificate  may be issued in place of a certificate  which is alleged to have been lost,  stolen or destroyed;  and may, in their discretion,  require the owner of such certificate or his legal  representative to give bond,  with  sufficient  surety to the Trust and the transfer agent, if any, to indemnify it and such transfer agent against any and all loss or claims which may arise by reason of the issue of a new  certificate  in the place of the one so lost, stolen or destroyed.

                                                           ARTICLE V

                                                             SEAL

         The  Board of  Trustees  shall  provide a  suitable  seal of the  Trust,  in such  form and  bearing  such inscriptions as it may determine.

                                                          ARTICLE VI

                                                          FISCAL YEAR

         The fiscal year of the Trust shall be fixed by the Board of Trustees.

                                                          ARTICLE VII

                                                     AMENDMENT OF BY-LAWS

         The  By-Laws  of the Trust  may be  altered,  amended,  added to or  repealed  by the  Shareholders  or by majority  vote of the entire  Board of  Trustees,  but any such  alteration,  amendment,  addition or repeal of the
By-Laws by action of the Board of Trustees may be altered or repealed by the Shareholders.

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